CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  17                                              PAGE    # 1
DETERMINATION:  10-Feb-98                               Beginning       1/1/98
DISTRIBUTION:   17-Feb-98                               Ending          1/31/98
TIME:   2/17/98 12:21


                        CLASS A 6.61% ASSET BACKED CERTIFICATES
                        CLASS B 6.76% ASSET BACKED CERTIFICATES

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        ORIG PRINCIPAL     BEG PRINCIPAL        PRINCIPAL       INTEREST        TOTAL           END PRINCIPAL
CLASS   BALANCE BALANCE    DISTRIBUTION         DISTRIBUTION    DISTRIBUTION    BALANCE
A       $1,478,422,107.71  $856,177,678.69      $33,761,348.06  $4,716,112.05   $38,477,460.11  $822,416,330.63
B          $45,725,000.00   $26,480,072.34       $1,044,179.22    $149,171.07    $1,193,350.29   $25,435,893.12


TOTALS  $1,524,147,107.71  $882,657,751.03      $34,805,527.28  $4,865,283.12   $39,670,810.40  $847,852,223.75









             FACTOR   INFORMATION   PER   $1,000


        PRINCIPAL       INTEREST        END PRINCIPAL
CLASS   DISTRIBUTION    DISTRIBUTION    BALANCE
A       22.83606819     3.18996315      556.27978393
B       22.83606823     3.26235254      556.27978393

Totals  22.83606819     3.19213486      556.27978393





                IF THERE ARE ANY QUESTIONS OR COMMENTS, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW




                                           KIM COSTA
                                          THE CHASE MANHATTAN BANK - ASPG
                                          450 WEST 33RD STREET, 15TH FLOOR
                                          NEW YORK, NEW YORK 10001
                                          (212) 946-3247


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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CHASE MANHATTAN AUTO GRANTOR TRUST
SERIES 1996-B
STATEMENT TO CERTIFICATEHOLDERS

PERIOD  17                                                      PAGE        # 2
DETERMINATION:  10-Feb-98                                       Beginning       1/1/98
DISTRIBUTION:   17-Feb-98                                       Ending          1/31/98
TIME:   2/17/98 12:21






                                                                        per $1000
Section 5.8 (iii)       Servicing Fee                   $735,548.13     .48259655




Class   Principal       Interest        Total           Prin (per $1000/orig)   Int (per $1000/orig)    Total (per $1000/orig)
A       $33,761,348.06  $4,716,112.05   $38,477,460.11          22.83606819             3.18996315               26.02603134
B        $1,044,179.22    $149,171.07    $1,193,350.29          22.83606823             3.26235254               26.09842078



Total   $34,805,527.28  $4,865,283.12   $39,670,810.40          22.83606819             3.19213486               26.02820305



Section 5.8 (v)         Pool Balance at the end of the Collection Period                        $847,852,223.75


Section 5.8 (vi)        Aggregate Net Losses for Collection Period                      $450,978.07


Section 5.8 (vii)       Carryover Shortfall for Collection Period
                        Class A Interest                0.00
                        Class B Interest                0.00
                        Class A Principal               0.00
                        Class B Principal               0.00
                        TOTAL                           0.00


Section 5.8 (viii)      Reserve Account Balance after Disbursement                      $27,555,197.27



Section 5.8 (ix)        Specified Reserve Account Balance                               $27,555,197.27



Section 5.8 (x)         Repurchase Amounts for Repurchased Receivables
                        Seller                  $0.00
                        Servicer                $0.00
                        TOTAL                   $0.00



Section 5.8 (xi)        Advance Summary for Collection Period
                        Unreimbursed Advances for Period                        $4,283,850.49
                        Unreimbursed Advances for Previous Period               $4,955,713.81
                        Change from Previous Period                             ($671,863.32)

                        Reimbursed Advance from Collections                     $1,697,700.47
                        Reimbursed Advance from Liquidation Proceeds               $28,919.51
                        Reimbursed Advance from Reserve Account Withdrawals             $0.00





(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
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